EXHIBIT E

                                                          As of February 3, 1998


I. Information as to each officer, director or partner of Reich & Tang Distributors, Inc., and with respect to each natural person directly or indirectly owning, controlling or holding with power to vote 5% or more of the outstanding voting securities of Reich & Tang Distributors, Inc.


Name                     Title/Position                 Business Address
----                     --------------                 ----------------

Steven W. Duff           Director                       600 Fifth Avenue
                                                        New York, NY  10020
Richard E. Smith         Director and President         600 Fifth Avenue
                                                        New York, NY  10020
Peter S. Voss            Director                       600 Fifth Avenue
                                                        New York, NY  10020
G. Neal Ryland           Director                       600 Fifth Avenue
                                                        New York, NY  10020
Peter J. DeMarco         Executive Vice President       600 Fifth Avenue
                                                        New York, NY  10020
Lorraine C. Hysler       Secretary                      600 Fifth Avenue
                                                        New York, NY  10020
Richard L. Weiner        Vice President                 600 Fifth Avenue
                                                        New York, NY  10020
Richard De Sanctis       Treasurer                      600 Fifth Avenue
                                                        New York, NY  10020
Robert F. Hoerle         Managing Director              600 Fifth Avenue
                                                        New York, NY  10020
Bernadette N. Finn       Vice President                 600 Fifth Avenue
                                                        New York, NY  10020
Edward N. Wadsworth      Executive Officer              600 Fifth Avenue
                                                        New York, NY  10020

As of the date hereof, none of the referenced persons own 5% or more of Reich & Tang Distributors, Inc.

  As of the date hereof, none of the referenced persons own any Units of the Trust.

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II. The business experience during the last five years of each officer and director of Reich & Tang Distributors, Inc.

Steven W. Duff - President of the Mutual Funds Division of Reich & Tang Asset Management L.P. ("RTAM LP") since September 1994. Mr. Duff was formerly Director of Mutual Fund Administration at NationsBank which he was associated with from June 1981 to August 1994. Mr. Duff serves as officer and director for numerous mutual funds advised by RTAM LP.

Richard De Sanctis - Vice President and Treasurer of Reich & Tang Asset Management, Inc. ("RTAM") and RTAM LP since 1994; Assistant Treasurer of New England Investment Companies, Inc. ("NEIC") since 1993. Mr. De Sanctis was formerly Controller of Reich & Tang, Inc. from January 1992 to September 1993 and Vice President and Treasurer of Cortland Financial Group, Inc., and Vice President of Cortland Distributors, Inc. from 1989 to December 1990. Mr. De Sanctis serves as Treasurer for numerous mutual funds advised by RTAM LP.

Bernadette N. Finn - Vice President of RTAM LP since 1994. Ms. Finn was formerly Vice President and Assistant Secretary of Reich & Tang, Inc. which she was associated with from September 1970 to September 1993. Ms. Finn is also Secretary of numerous mutual funds advised by RTAM LP.

Peter S. Voss - President and Director of RTAM since 1994; Chairman and CEO of NEIC since 1993; Chief Executive Officer and Chairman of a predecessor organization to NEIC from 1992 until 1993; and Director of New England Mutual Life Insurance Co. since 1993. Formerly Group Executive Vice President of Bank of America April 1992 to October 1992; and Executive Vice President of Security Pacific National Bank from 1988 through 1992 during which time Mr. Voss was also CEO of Hoare Govett Companies, a subsidiary of Security Pacific National Bank.

G. Neal Ryland - Director of RTAM since 1994; Executive Vice President, CFO and Treasurer of NEIC since 1993. Formerly CFO of The Boston Company From 1989 to 1993.

Richard E. Smith, III - President of the Capital Management Group of RTAM LP since 1994; Executive Vice President of Rhode Island Hospital Trust from 1993 to 1994. Formerly President and CEO of USF & G Review Management Corporation from 1988 to 1992.

Peter J. DeMarco - Executive Vice President of RTAM LP since 1995. Formerly Managing Director of Bear, Stearns & Co. Inc. from 1981 to 1995.

Lorraine C. Hysler - Ms. Hysler has been Secretary of RTAM and RTAM LP since 1994 and Assistant Secretary of NEIC since September 1993. Ms. Hysler has been a Vice President of

318148.2
the Mutual Funds Group of RTAM LP since July 1994. Ms. Hysler joined Reich & Tang, Inc. in May 1977.

Edward N. Wadsworth - Mr. Wadsworth has been Clerk of RTAM since 1994. Mr. Wadsworth is Executive Vice President, General Counsel, Clerk and Secretary of NEIC since 1993. He held comparable posts with a predecessor organization to NEIC from 1989 to 1993. He was Senior Vice President and Associate General Counsel of The New England from 1984 until December 1992.

Richard I. Weiner - Mr. Weiner has been Vice President of the Capital Management Group of RTAM LP since 1994. Mr. Weiner joined Reich & Tang, Inc. in August 1970 and served as a Vice President of such from 1982 to 1993.

Robert F. Hoerle - Mr. Hoerle has been Managing Director of the Capital Management Division of RTAM LP since 1993. Mr. Hoerle joined Reich & Tang, Inc. in February 1971 and served as Chairman and Director of such until September 1993.

III. Each Company which directly or indirectly owns, controls or holds with power to vote 5% or more of the outstanding voting securities of Reich & Tang Distributors, Inc.

         Reich & Tang Asset Management, Inc.    :      Owns 100% of Reich & Tang
                                                       Distributors, Inc.

318148.2